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                                                                EXHIBIT 10(xxvi)

                                 AMENDMENT NO. 1
                                     TO THE
                             NACCO INDUSTRIES, INC.
                     2002 ANNUAL INCENTIVE COMPENSATION PLAN

         The Compensation Committee of the Board of Directors of the Company, hereby adopts this Amendment No. 1 to the 2002 NACCO Industries, Inc. Annual Incentive Compensation Plan (the "Plan") effective as of January 1, 2002. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                    Section 1

         The second sentence of Section 4(a) of the Plan is hereby amended by adding the words "or after" following the word "during" therein.